UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 18, 2008

VIRGIN MEDIA INC.

(Exact name of Registrant as specified in its charter)

Delaware (State of Incorporation)	File No. 000-50886 (Commission File Number)	59-3778247 (IRS Employer Identification No.)

909 Third Avenue, Suite 2863, New York, New York 10022

(Address of principal executive offices) (Zip Code)

Registrant’s Telephone Number, including Area Code: (212) 906-8440

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Item 9.01. Financial Statements and Exhibits.
SIGNATURES

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of New Chief Financial Officer

Effective January 5, 2009, Jerry V. Elliott will join Virgin Media Inc. (the “Company”) as its Chief Financial Officer. Mr. Elliott will serve as principal financial officer of the Company.

Mr. Elliott, age 49, spent 10 years with the international law firm Shearman & Sterling as an associate and later as a Corporate Finance partner.  In 1998, Mr. Elliott joined Morgan Stanley as Managing Director, Media and Communications, Investment Banking Group.  After four years, he joined Citizens Communications, now Frontier Communications, one of the US’s largest rural telecommunications providers, as CFO and was subsequently promoted in 2005 to the role of President.  In 2006, Mr. Elliott joined Global Signal, a U.S. cellular tower operator as President and Chief Executive Officer.  Most recently, Mr. Elliott was Chief Operating Officer and Chief Financial Officer of Cengage Learning, a leading educational printer and electronic publisher.

In connection with his appointment as Chief Financial Officer, on December 18, 2008, the Company entered into an employment agreement with Mr. Elliott (the “Employment Agreement”).  Pursuant to the Employment Agreement, the Company agreed to provide Mr. Elliott with the following compensation and benefits:

•                  a base salary equivalent of £450,000 per year;

•                  participation in the Company’s variable annual bonus scheme (with a bonus entitlement of 0 – 200% of base salary (100% on target));

•                  a car allowance of £12,500 per year; and

•                  a standard expatriate package in accordance with the Company’s policies as in effect from time to time, including relocation expenses, annual home leave, housing allowance, exchange rate policy, education fees for two high school age children, tax equalisation, private medical and dental cover, and Company payment to match contributions to the Company’s 401(k) plan.

The Company has also agreed to grant Mr. Elliott options to purchase 600,000 shares of common stock of the Company, which vest as follows: 200,000 on December 31, 2009, and 100,000 on each of December 31, 2010, 2011, 2012 and 2013.

The term of the Employment Agreement ends on December 31, 2013.  In the event that the Company terminates Mr. Elliott’s employment without cause or Mr. Elliott is subject to a constructive termination without cause the Company will pay Mr. Elliott a lump-sum severance payment equal to two times his then-current annual base salary if the termination occurs on or before January 5, 2011 and equal to his then-current annual base salary if it occurs after that date. However, upon a constructive termination without cause occurring in connection with a change of control of the Company at any time during the term of Mr. Elliott’s employment, the severance payment will be equal to two times his then-current annual base salary.  Upon a termination for cause, Mr. Elliott will be entitled to earned but unpaid salary and benefits.

The Company is required by the Employment Agreement to give Mr. Elliott twelve months notice of non-renewal. If Mr. Elliott’s employment with the Company is not renewed upon the expiration of the term, and the Company has not given the requisite notice, the Company will pay Mr. Elliott a lump-sum severance payment equal to his then-current annual base salary.

Mr. Elliott is subject to customary non-competition and non-solicitation covenants during his employment and for one year following termination of his employment.  He is also subject to customary confidentiality covenants and benefits from customary indemnification provisions.

The foregoing summary of the Employment Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Employment Agreement, which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

There are no understandings or arrangements between Mr. Elliott and any other person pursuant to which Mr. Elliott was selected as an officer of the Company. Mr. Elliott does not have any family relationship with any director, executive officer or person nominated or chosen by the Company to become a director or executive officer.  There are no transactions in which Mr. Elliott has an interest requiring disclosure under Item 404(a) of Regulation S-K.

A press release issued by the Company on December 18, 2008, announcing the appointment of Mr. Elliott as Chief Financial Officer, is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Amendment to Charles K. Gallagher’s Employment Agreement.

On December 19, 2008, the Company entered into an agreement (the “Extension Agreement”) with Charles K. Gallagher, the Company’s Senior Vice President-Finance, to amend his employment agreement with the Company, dated as of December 18, 2007, and as amended by an agreement dated June 3, 2008 (the “Amended Employment Agreement”).

The Amended Employment Agreement provides for an initial term, expiring on June 30, 2008 (the “Initial Term”) with an option by the Company to extend the contract until December 31, 2008 (the “Second Term”). Pursuant to the Extension Agreement, Mr. Gallagher’s employment will be extended to March 31, 2009 and the Company has agreed to provide Mr. Gallagher with the following additional compensation and benefits:

•                  a base salary of £330,000, effective from April 1, 2008, and payable during the term of Mr. Gallagher’s employment;

•                  subject to the achievement of performance conditions, entitlement to a cash bonus of 75% of his base salary, on a pro rata basis;

•                  in consideration of Mr. Gallagher continuing to serve as Senior Vice President-Finance for the duration of the 2008 calendar year, so long as Mr. Gallagher or the Company has not terminated his employment on or before December 31, 2008, a retention payment equal to £165,000; and

•                  continued medical benefits for Mr. Gallagher and his family for up to six calendar months after the expiration of his employment.

The foregoing summary of the Extension Agreement is qualified in its entirety by reference to the full text of the Extension Agreement, which is attached hereto as Exhibit 10.2 and incorporated herein by reference.

Item 9.01.  Financial Statements and Exhibits.

(d) Exhibits

10.1                           Employment Agreement, dated as of December 18, 2008, between Virgin Media Inc. and Jerry V. Elliott.

10.2                           Extension Agreement, dated as of December 19, 2008, between Virgin Media Inc. and Charles K. Gallagher.

99.1                           Press release, dated December 18, 2008, issued by Virgin Media Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 19, 2008

VIRGIN MEDIA INC.

	By:	/s/ Bryan H. Hall
	Name:	Bryan H. Hall
	Title:	Secretary

EXHIBIT INDEX

Exhibit	Description
10.1	Employment Agreement, dated as of December 18, 2008, between Virgin Media Inc. and Jerry V. Elliott.

10.2	Extension Agreement, dated as of December 19, 2008, between Virgin Media Inc. and Charles K. Gallagher.

99.1	Press release, dated December 18, 2008, issued by Virgin Media Inc.